ARTICLES OF AMENDMENT TO
                              CIGMA VENTURES CORP.

     THE UNDERSIGNED, being the sole director and president of CIGMA VENTURES CORP., does hereby amend the Articles of Incorporation of CIGMA VENTURES CORP., effective March 23, 1999 as follows:

                                    ARTICLE I

CORPORATE NAME

The name of the Corporation shall be CIGMA METALS CORPORATION.

I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on April 17, 1999 and that the number of votes cast was sufficient for approval.

IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to the Articles of Incorporation on April 17, 1999.


/s/ Agustin Gomez
---------------------------
Agustin Gomez, President


The foregoing instrument was acknowledged before me on March 23, 1999, by Agustin, who is personally known to me.


                                        /s/ Eric P. Littman
                                        ----------------------------------------
                                        Notary Public

My commission expires:                  E. P. LITTMAN
                                        MY COMMISSION # CC 527626
                                        EXPIRES:  March 29, 2000
                                        Bonded thru Notary Public Underwriters